  EXHIBIT 99,1

LightPath Technologies Reports Fiscal 2025 Fourth Quarter and Full Year Financial Results

Robust Demand for Germanium-Free Optics Drives Meaningful Backlog Growth with Defense and Public Safety Customers

ORLANDO, FL – September 25, 2025 – LightPath Technologies, Inc. (NASDAQ: LPTH) ("LightPath," the "Company," "we," or "our"), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced financial results for its fiscal 2025 fourth quarter and full year ended June 30, 2025.

Financial Summary:

	Three Months Ended June 30,			Year Ended June 30,
$ in millions	2025	2024	% Change	2025	2024	% Change
Revenue	$12.2	$8.6	41.4%	$37.6	$31.7	17.3%
Gross Profit	$2.7	$2.5	6.6%	$10.1	$8.6	17.4%
Operating Expenses	$7.2	$4.7	52.0%	$22.0	$16.5	33.4%
Net Income (Loss)	$(7.1)	$(2.4)	-199.8%	$(14.9)	$(8.0)	-85.7%
Adjusted EBITDA* (non-GAAP)	$(2.0)	$(1.1)	-77.1%	$(5.1)	$(2.8)	-83.8%

Fourth Quarter Fiscal 2025 & Subsequent Highlights:

•	Announced $18.2 million purchase order for infrared (“IR”) cameras from a leading global technology customer expected to be delivered in CY 2026, and a follow-on $22.1 million purchase order for a second tranche expected to be delivered in CY 2027.
•	Secured $8.0 million strategic investment from Ondas Holdings and Unusual Machines to support LightPath’s continued growth and leadership as a provider of IR imaging solutions to the growing drone/UAV sector.
•	Commenced production of two high-end cooled IR camera products, redesigned from our subsidiary, G5 Infrared, LLC’s (“G5”) original design to utilize LightPath's Proprietary BlackDiamond™ Glass in place of Germanium.
•	G5 launched its first industrial-grade mid-wave IR (“MWIR”) optical gas imaging ("OGI") camera alongside a successful test at a certified facility, validating its performance in-line with the U.S. EPA guidelines.
•	Awarded an initial $2.2 million engineering development model (“EDM”) order for IR cameras by L3Harris Technologies to support the Navy's Shipboard Panoramic Electro-Optic/Infrared (SPEIR) Program.
•	Secured an aggregate of $9.7 million in orders for cooled IR cameras with an existing defense customer for counter UAV applications, for planned delivery in fiscal 2026.
•	Participated in leading industry and investor conferences including the Canaccord 45th Annual Growth Conference, Photonics Spectra Infrared Imaging Summit 2025, SPIE Defense + Commercial Sensing, and the 2025 Border Security Expo.

1

Management Commentary

Sam Rubin, Chief Executive Officer of LightPath, said: “Fiscal 2025 closed with a clear validation of our strategy: move away from Germanium optics, scale our proprietary BlackDiamond™ glass into key defense verticals, and push up the value chain into complete IR camera systems. Supply chain risk and Chinese critical mineral export restrictions are accelerating customer demand for Germanium alternatives, pushing them to our in-house BlackDiamond™ solution. As we look back on the last few months, execution clearly matched the thesis with strong order growth, reflected by an intense customer desire for secure supply chains amid growing geopolitical uncertainty.

“Earlier this month, we booked an initial $18.2 million IR camera order from a leading global technology customer, with a follow-on $22.1 million purchase order placed two weeks later. On the defense side, in the quarter we also secured a $2.2 million engineering development model order from L3Harris for the Navy’s SPEIR program and added a $9.7 million cooled-camera orders for counter UAS applications with an existing defense customer, reinforcing our traction in programs of record across shipboard surveillance, border security, and counter-UAS.

“On the product innovation front, we launched our first industrial-grade MWIR OGI camera and validated performance at a certified facility in line with EPA processes – broadening our OGI portfolio alongside our low-cost LWIR uncooled offering. Most notably, we are actively redesigning G5’s product line to implement our proprietary BlackDiamond™ material in place of Germanium, driven by intense customer demand for more secure supply chains following China’s Germanium export restrictions. To that end, we recently announced the first two camera redesigns that now utilize our materials instead of Germanium.

“We continue to solidify our place as a vertically-integrated imaging solutions provider – combining proprietary BlackDiamond™ materials and advanced manufacturing to deliver differentiated systems with higher ASPs and better margin potential. The Germanium-free redesigns reduce supply chain risk and shorten time-to-field, while our broadened camera portfolio expands our reachable market in both defense and industrial customer bases. We are now focused on scaling deliveries and converting a robust pipeline, including expected near-term follow-ons and additional program awards, into sustainable revenue growth through fiscal 2026 and beyond. The path forward is straightforward – continue to convert the market’s Germanium supply chain angst into BlackDiamond™-based camera sales – moving up the value chain with a focus on building sustainable, long-term value for my fellow stockholders,” concluded Rubin.

Fourth Quarter Fiscal 2025 Financial Results

Revenue for the fourth quarter of fiscal 2025 increased 41.4% to $12.2 million, compared to $8.6 million in the same quarter of the prior fiscal year. Revenue was split amongst the Company’s product groups in the fourth quarter of fiscal 2025 as follows:

Product Group Revenue ($ in millions)**	Fourth Quarter of Fiscal 2025	Fourth Quarter of Fiscal 2024	% Change
Infrared Components	$4.9	$3.0	63%
Visible Components	$2.8	$3.2	-11%
Assemblies & Modules	$4.2	$1.4	203%
Engineering Services	$0.3	$1.0	-75%

** Numbers may not foot due to rounding

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Gross profit increased 6.6% to $2.7 million, or 22.0% of total revenues, in the fourth quarter of 2025, as compared to $2.5 million, or 29.2% of total revenues, in the same quarter of the prior fiscal year. The difference in gross margin as a percentage of revenue was primarily due to an approximately $0.5 million increase in inventory reserve charges recorded in the fourth quarter of fiscal 2025, primarily attributable to visible components.

Operating expenses increased 52.0% to $7.2 million for the fourth quarter of fiscal 2025, as compared to $4.7 million in the same quarter of the prior fiscal year. The increase was primarily due to: (i) the integration of G5 following its acquisition earlier this year, as well as increased sales and marketing spend to promote new products; (ii) an increase in materials spend for internally-funded new product development projects; and (iii) an increase in the fair value of acquisition liabilities of $1.4 million. The earnout liability for the G5 acquisition will continue to be adjusted until it is paid out.

Net loss in the fourth quarter of fiscal 2025 totaled $7.1 million, or $0.16 per basic and diluted share, as compared to $2.4 million, or $0.06 per basic and diluted share, in the same quarter of the prior fiscal year. The change in net loss was primarily driven by an increase in certain non-cash, non-operating expenses associated with the G5 acquisition and the related financing.

Adjusted EBITDA* loss for the fourth quarter of fiscal 2025 was $2.0 million, compared to a loss of $1.1 million for the same period of the prior fiscal year.

Fiscal 2025 Financial Results

Revenue for fiscal 2025 increased 17.4% to $37.2 million, compared to $31.7 million in the prior fiscal year. Revenue was split amongst the Company’s product groups in fiscal 2025 as follows:

Product Group Revenue ($ in millions)**	Fiscal 2025	Fiscal 2024	% Change
Infrared Components	$14.3	$14.1	2%
Visible Components	$11.7	$11.2	4%
Assemblies & Modules	$8.0	$4.5	79%
Engineering Services	$3.2	$2.0	63%

** Numbers may not foot due to rounding

Gross profit increased 17.4% to $10.1 million, or 27.2% of total revenues, in fiscal 2025, as compared to $8.6 million, or 27.2% of total revenues, in the prior fiscal year. Gross margin as a percentage of revenue was favorably impacted in fiscal 2025 by product mix, with more revenue from assemblies and modules and engineering services, which typically have higher margins than IR components, and unfavorably impacted by an approximately $0.5 million increase in inventory reserve charges primarily related to visible components.

Operating expenses increased 33.4% to $22.0 million for fiscal 2025, as compared to $16.5 million in the prior fiscal year. The increase was due to: (i) higher legal and consulting fees related to business development and strategic initiatives, including expenses associated with the G5 acquisition, as well as increased sales and marketing spend to promote new products; (ii) an increase in materials spend for internally funded new product development projects; and (iii) an increase in the fair value of acquisition liabilities of $1.4 million.

3

Net loss in fiscal 2025 totaled $14.9 million, or $0.36 per basic and diluted share, as compared to $8.0, or $0.21 per basic and diluted share, in the prior fiscal year. The change in net loss was driven by an increase in certain non-cash, non-operating expenses associated with the G5 acquisition and the related financing.

Adjusted EBITDA* loss for fiscal 2025 was $5.1 million, compared to a loss of $2.8 million for the prior fiscal year.

Fourth Quarter Fiscal 2025 Earnings Call

Management will host an investor conference call at 5:00 p.m. Eastern time today, September 25, 2025, to discuss the Company's fourth quarter and year end fiscal 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q4 FY2025 Earnings Conference Call

Date: Thursday, September 25, 2025

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-389-0878

Conference ID: 13749942

Webcast: LPTH Q4 FY2025 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Thursday, October 9, 2025. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13749942. A webcast replay will also be available using the webcast link above.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath's family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete IR optical systems and thermal imaging assemblies. The Company's primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire, Latvia and China. To learn more, please visit www.lightpath.com.

*Use of Non-GAAP Financial Measures

To provide investors with additional information regarding financial results, this press release includes references to EBITDA and adjusted EBITDA, which are non-GAAP financial measures. The Company calculates EBITDA by adjusting net income to exclude net interest expense, income tax expense or benefit, depreciation, and amortization. We also calculate adjusted EBITDA, which excludes: (1) the effect of the non-cash income or expense associated with the mark-to-market adjustments, related to the warrants; and (2) the loss on extinguishment of debt. The fair value of the warrants is re-measured each reporting period until the warrants are either exercised or expired (which expiration occurs on February 18, 2031).

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A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP. The Company's management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze underlying business operations and understand performance. In addition, management may utilize these non-GAAP financial measures as guides in forecasting, budgeting, and planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is presented in the table below.

LIGHTPATH TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

	(unaudited)
	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Net loss	$(7,055,980)	$(2,353,773)	$(14,873,182)	$(8,007,346)
Depreciation and amortization	792,488	1,062,559	4,149,240	4,048,409
Income tax provision	(122,402)	(53,912)	37,790	67,490
Interest expense	312,967	42,814	1,118,213	191,862
EBITDA	$(6,072,927)	$(1,302,312)	$(9,567,939)	$(3,699,585)
Stock-based compensation	298,309	216,765	1,043,464	1,019,023
Loss on extinguishment of debt	—	—	418,502	—
Change in fair value of warrant liability	2,224,270	—	1,353,716	—
Change in fair value of acquisition liabilities	1,430,000	—	1,560,445	—
Foreign exchange (gain) loss	141,583	(31,876)	129,882	(72,741)
Adjusted EBITDA	$(1,978,765)	$(1,117,423)	$(5,061,930)	$(2,753,303)
% of revenue	-16%	-13%	-14%	-9%

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Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "guidance," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding: (i) expected purchase orders and anticipated timing for program awards, as well as any resulting impact on our financial performance; (ii) the impact of the G5 acquisition on our business and results of operations, including with respect to the Company’s ability to redesign G5’s product line; (iii) the performance of our product portfolio and expected market potential with our products as well as expected demand for Germanium-free products; (iv) our ability to generate sustainable revenue growth through 2026 and beyond while also building stockholder value; (v) expectations regarding our ability to secure government and military projects with certain customers; and (vi) our ability to manage supply chain risk. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the likelihood that the Company will need additional capital to sustain its operations in the future and to repay indebtedness; the impact of varying demand for the Company products; the Company’s reliance on a few key customers; the ability of the Company to obtain needed raw materials and components from its suppliers; the impact that international tariffs may have on our business and results of operations; the impact of political and other risks as a result of our sales to internal customers and/or our sourcing of materials from international suppliers; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas/ Israel war; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact

Lucas A. Zimmerman

MZ Group – MZ North America

LPTH@mzgroup.us

949-259-4987

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	June 30,	June 30,
Assets	2025	2024
Current assets:
Cash and cash equivalents	$4,877,036	$3,480,268
Trade accounts receivable, net of allowance of $24,495 and $25,676	9,455,310	4,928,931
Inventories, net	12,858,838	6,551,059
Prepaid expenses and deposits	1,142,661	445,900
Other current assets	40,150	131,177
Total current assets	28,373,995	15,537,335

Property and equipment, net	15,864,061	15,210,612
Operating lease right-of-use assets	7,429,378	6,741,549
Intangible assets, net	15,987,923	3,650,739
Goodwill	13,753,921	6,764,127
Deferred tax assets, net	22,571	123,000
Other assets	73,917	59,602
Total assets	$81,505,766	$48,086,964
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,421,430	$3,231,713
Accrued liabilities	5,686,396	1,911,867
Accrued payroll and benefits	2,359,152	1,446,452
Operating lease liabilities, current	1,254,062	1,059,998
Loans payable, current portion	172,567	209,170
Finance lease obligation, current portion	206,518	177,148
Total current liabilities	17,100,125	8,036,348

Deferred tax liabilities, net	152,760	326,197
Accrued liabilities, noncurrent	823,000	611,619
Finance lease obligation, less current portion	421,363	528,753
Operating lease liabilities, noncurrent	8,326,250	8,058,502
Loans payable, less current portion	4,804,990	325,880
Total liabilities	31,628,488	17,887,299

Commitments and Contingencies

Series G Convertible Preferred Stock; $0.01 par value	$34,232,510	—

Stockholders’ equity:
Preferred stock: Series D, $.01 par value, voting; 500,000 shares authorized; none issued and outstanding	—	—
Common stock: Class A, $.01 par value, voting; 94,500,000 shares authorized; 42,949,307 and 39,254,643 shares issued and outstanding	429,493	392,546
Additional paid-in capital	244,953,346	245,140,758
Accumulated other comprehensive income	978,686	509,936
Accumulated deficit	(230,716,757)	(215,843,575)
Total stockholders’ equity	15,644,768	30,199,665
Total liabilities, convertible preferred stock and stockholders’ equity	$81,505,766	$48,086,964

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue, net	$12,209,793	$8,634,132	$37,202,630	$31,726,192
Cost of sales	9,519,040	6,109,100	27,072,516	23,094,946
Gross profit	2,690,753	2,525,032	10,130,114	8,631,246
Operating expenses:
Selling, general and administrative	4,739,622	3,605,988	15,814,627	12,297,383
New product development	1,064,997	582,822	3,063,772	2,400,420
Amortization of intangible assets	(54,695)	434,403	1,414,817	1,635,523
Change in fair value of acquisition liabilities	1,430,000	—	1,560,445	—
Loss on disposal of property and equipment	18,829	111,336	99,334	124,584
Total operating expenses	7,198,753	4,734,549	21,952,995	16,457,910
Operating loss	(4,508,000)	(2,209,517)	(11,822,881)	(7,826,664)
Other income (expense):
Interest expense, net	(312,967)	(42,814)	(1,118,213)	(191,862)
Loss on extinguishment of debt	—	—	(418,502)	—
Change in fair value of warrant liability	(2,224,270)	—	(1,353,716)	—
Other income (expense), net	(133,145)	(155,354)	(122,080)	78,670
Total other income (expense), net	(2,670,382)	(198,168)	(3,012,511)	(113,192)
Loss before income taxes	(7,178,382)	(2,407,685)	(14,835,392)	(7,939,856)
Income tax provision	(122,402)	(53,912)	37,790	67,490
Net loss	$(7,055,980)	$(2,353,773)	$(14,873,182)	$(8,007,346)
Foreign currency translation adjustment	527,619	(119,009)	468,750	(96,600)
Comprehensive loss	$(6,528,361)	$(2,472,782)	$(14,404,432)	$(8,103,946)
Loss per common share (basic)	$(0.16)	$(0.06)	$(0.36)	$(0.21)
Number of shares used in per share calculation (basic)	42,874,607	38,850,526	40,874,068	37,944,935
Loss per common share (diluted)	$(0.16)	$(0.06)	$(0.36)	$(0.21)
Number of shares used in per share calculation (diluted)	42,874,607	38,850,526	40,874,068	37,944,935

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Changes in Stockholders' Equity

(unaudited)

	Temporary Equity					Accumulated
	Series G Convertible		Class A		Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comphrehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balances at June 30, 2023	—	—	37,344,739	$373,447	$242,808,771	$606,536	$(207,836,229)	$35,952,525
Issuance of common stock for:	—	—
Employee Stock Purchase Plan	—	—	30,447	304	39,373	—	—	39,677
Exercise of stock options, RSUs & RSAs, net	—	—	945,188	9,452	(9,452)	—	—	—
Issuance of common stock under public equity placement	—	—	585,483	5,855	800,477	—	—	806,332
Issuance of common stock for acquisition of Visimid	—	—	348,786	3,488	482,566	—	—	486,054
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	1,019,023	—	—	1,019,023
Foreign currency translation adjustment	—	—	—	—	—	(96,600)	—	(96,600)
Net loss	—	—	—	—	—	—	(8,007,346)	(8,007,346)
Balances at June 30, 2024	—	—	39,254,643	392,546	245,140,758	509,936	(215,843,575)	30,199,665
Issuance of preferred stock under private equity placement, net of fees	24,956	19,481,376	—	—	—	—	—	—
Issuance of common stock for:
Employee Stock Purchase Plan	—	—	9,369	93	14,292	—	—	14,385
Exercise of stock options, RSUs & RSAs, net	—	—	593,791	5,938	(2,763)	—	—	3,175
Shares issued as compensation	—	—	49,000	490	89,180	—	—	89,670
Issuance of common stock for acquisition of Visimid	—	—	382,253	3,823	710,123	—	—	713,946
Issuance of common stock for acquisition of G5	—	—	1,972,501	19,725	4,852,343	—	—	4,872,068
Issuance of common stock under private equity placement, net of fees	—	—	687,750	6,878	1,584,014	—	—	1,590,892
Issuance of warrants under private equity placement, net of fees	—	—	—	—	177,445	—	—	177,445
Preferred cumulative dividends plus accretion	—	14,751,134	—	—	(14,751,134)	—	—	(14,751,134)
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	953,795	—	—	953,795
Reclassification of warrant liability	—	—	—	—	6,185,293	—	—	6,185,293
Foreign currency translation adjustment	—	—	—	—	—	468,750		468,750
Net loss	—	—	—	—	—	—	(14,873,182)	(14,873,182)
Balances at June 30, 2025	24,956	$34,232,510	42,949,307	$429,493	$244,953,346	$978,686	$(230,716,757)	$15,644,768

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Year Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(14,873,182)	$(8,007,346)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,149,240	4,048,409
Interest from amortization of loan issuance costs	213,829	—
Loss on extinguishment of debt	71,215	—
Warrant issuance costs	418,502	—
Change in fair value of warrant liability	1,353,716	—
Change in fair value of warrant liability	1,560,445	—
Loss on disposal of property and equipment	94,860	124,584
Stock-based compensation on stock options, RSUs & RSAs, net	1,043,464	1,019,023
Provision for credit losses	(3,014)	(4,426)
Change in operating lease assets and liabilities	(273,624)	183,393
Inventory write-offs to allowance	143,362	136,676
Deferred taxes	(221,977)	(121,803)
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	(2,626,267)	1,498,698
Other current assets	91,027	(131,177)
Inventories	(1,385,690)	960,739
Prepaid expenses and deposits	(325,915)	133,810
Accounts payable and accrued liabilities	2,238,619	680,457
Net cash (used in) provided by operating activities	(8,331,390)	521,037

Cash flows from investing activities:
Purchase of property and equipment	(1,262,302)	(2,182,805)
Proceeds from sale of equipment	10,648	—
Proceeds from sale-leaseback of equipment	—	364,710
Acquisition of G5	(18,486,669)	—
Acquisition of Visimid, net of cash acquired	—	(847,141)
Net cash used in investing activities	(19,738,323)	(2,665,236)

Cash flows from financing activities:
Proceeds from exercise of stock options	3,175	—
Proceeds from sale of common stock from Employee Stock Purchase Plan	14,385	39,677
Proceeds from issuance of common stock under public equity placement	—	806,332
Proceeds from issuance of common stock under private equity placement	437,725	—
Proceeds from issuance of preferred stock under private equity placement	18,675,026	—
Proceeds from issuance of warrants under private equity placement	4,620,561	—
Deferred payment for acquisition of Visimid	(125,000)	—
Borrowings on loans payable	6,659,596	278,926
Loan issuance costs	(597,465)	—
Payments on loans payable	(204,100)	(2,459,474)
Repayment of finance lease obligations	(187,626)	(131,901)
Net cash provided by (used in) financing activities	29,296,277	(1,466,440)
Effect of exchange rate on cash and cash equivalents	170,204	(53,583)
Change in cash, cash equivalents and restricted cash	1,396,768	(3,664,222)
Cash, cash equivalents and restricted cash, beginning of period	3,480,268	7,144,490
Cash, cash equivalents and restricted cash, end of period	$4,877,036	$3,480,268

Supplemental disclosure of cash flow information:
Interest paid in cash	$273,476	$196,541
Income taxes paid	$206,121	$166,858
Supplemental disclosure of non-cash investing & financing activities:
Purchase of equipment through finance lease arrangements	$93,048	$396,058
Operating right-of-use assets acquired in exchange for operating lease liabilities	—	$92,136
Issuance of common stock for acquisition of Visimid	$713,946	$486,054
Issuance of common stock for acquisition of G5	$4,872,068	—
Accrual of earnout consideration for acquisition of G5	$3,536,471	—
Extinguisment of debt in exchange for common stock, preferred stock, warrants and a note	$3,057,110	—

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